SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   Form 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 10, 2002

                         Wayne Savings Bancshares, Inc.
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)

       United States                  0-23433                    31-1557791
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(State or other jurisdiction    (Commission File No.)        (I.R.S. Employer
      of incorporation)                                     Identification No.)




Registrant's telephone number, including area code:  (330) 264-5767



                                 Not Applicable
                       ----------------------------------
          (Former name or former address, if changed since last report)




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Item 5.           Other Events.

         On September 10, 2002, Wayne Savings Bankshares, MHC (the "MHC"), the mutual holding company of Wayne Savings Bancshares, Inc. (the "Registrant"), filed with the Office of Thrift Supervision ("OTS") its fourth amendment to Form AC in connection with its conversion to a capital stock corporation. The MHC is a federally chartered mutual holding company that owns approximately 52.6 % of the outstanding shares of common stock of the Registrant, which in turn owns 100% of the issued and outstanding shares of capital stock of Wayne Savings Community Bank, an Ohio savings and loan association (the "Bank").

         In connection with the offering, during fiscal 2002 management reviewed and restated the Registrant's consolidated financial statements for the years ended March 31, 2001, 2000 and 1999 to present certain matters in accordance with generally accepted accounting principles. First, management restated the consolidated financial statements to include as expenses certain operating costs that were previously paid or reimbursed by the MHC. The adjustment related to the reimbursements resulted in a reduction of net earnings of $90,000, or $.03 per diluted share, $157,000, or $.06 per diluted share (including $122,000 in previously reimbursed after-tax organization costs), and $11,000, or $.00 per diluted share, for each of the three years ended March 31, 2001, 2000 and 1999, respectively, which were substantially offset by a $258,000 increase to stockholders' equity as a result of a reduction in cash dividends paid to the MHC. Additionally, management restated the Registrant's 2001, 2000 and 1999 consolidated financial statements for various adjustments related to depreciation expense and other adjustments. These adjustments resulted in a decrease in net earnings of $39,000, or $.02 per diluted share in fiscal 2001, an increase in net earnings of $54,000, or $.02 per diluted share in fiscal 2000, and a decrease of $4,000, or $.00 per diluted share in fiscal 1999. The cumulative effect of the two adjustments resulted in a reduction in net earnings of $129,000, or $.05 per diluted share in fiscal 2001, $103,000, or $.04 per diluted share in fiscal 2000, and $15,000, or $.00 per diluted share in fiscal 1999. The combined effect of these adjustments on stockholders' equity at March 31, 2001, was a decrease of $30,000, or $.01 per diluted share. For additional information regarding the restatement, reference is made to Note R to the restated consolidated financial statements contained in the Registrant's Annual Report on Form 10-KSB, as amended, for the fiscal year ended March 31, 2001, and the note entitled "Restatement of Consolidated Financial Statements" in the Registrant's Quarterly Report on Form 10-QSB, as amended, for the three and nine months ended December 31, 2001, both of which were filed with the Securities and Exchange Commission on October 1, 2002.


      The conversion and the associated offering are subject to receipt of regulatory approvals and approval of the conversion plan by members of the MHC and public stockholders. The MHC anticipates clearance from the OTS to commence the offering in October 2002.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    WAYNE SAVINGS BANCSHARES, INC.


DATE:  October 1, 2002              By:   /s/ Charles F. Finn
                                          --------------------------------
                                          Charles F. Finn
                                          President and Chief Executive Officer